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                                                             Exhibit 10.22


                            NON-COMPETITION AGREEMENT

      NON-COMPETITION AGREEMENT (this "Agreement") dated April 27, 1994 by and between Treasure Chest Advertising Company, Inc., a Delaware corporation (the "Company"), and Brian T. Clemente ("BTC").

                              W I T N E S S E T H :

      WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated March 16, 1993, among BTC, BFP Holdings Corp., the indirect parent of the Company ("Holdings"), KTB Associates, Inc. ("KTB"), Thomas A. Clemente, Jr., Joseph T. Clemente, Tomsons Properties and TKB Properties (the "Purchase and Sale Agreement"), the Company shall, among other things, purchase from BTC the shares of common stock of KTB owned by BTC (the "Shares").

      WHEREAS, as inducement to Holdings to enter into the Purchase and Sale Agreement and Treasure Chest to purchase the Shares thereunder, BTC has agreed to enter into this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

      1. This Agreement shall be effective at the time BTC receives the funds set forth in Section 2 hereof, which time shall be referred to herein as the "Effective Date."

      2. (a) In consideration of the premises and $666,666.67 paid on the Effective Date to BTC, BTC agrees that for the period commencing with the Effective Date and expiring at the later of (i) the fifth anniversary of the Effective Date and (ii) the second anniversary of the first date on which BTC is no longer employed by the Company or any of its affiliates (the "Term") he will not, without the prior written consent of the Board of Directors of the Company,
(1) directly or indirectly (through an affiliate or associate of BTC (each, a "BTC Affiliate"), or otherwise) or by an action in concert with others, own manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or otherwise with, or permit his name to be used by or in connection with, any business, enterprise or other entity engaged anywhere in the United States, Canada or Mexico in, or in connection with, (A) during any time BTC is a full time employee of the Company or any of its affiliates (the "Term of Employment"), any business activity whatsoever, or (B) following the expiration of the Term of Employment, (x) the printing or typesetting business, or (y) the design, printing or production, preparation, selling or delivery of advertising circulars, coupon books, newspaper supplements, comics, other products printed for newspapers, comic books, television guides, free standing inserts, government printing, directories, catalogs and other printing, or (z) any other
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significant business in which Holdings or any of its subsidiaries, including without limitation, the Company, Retail Graphics Holding Company, and KTB (collectively, the "Company Group") is engaged at the end of the Term of Employment (the businesses and activities referred to in clauses (x), (y) and (z), the "Business Activities"); provided, however, that nothing contained in this clause (1) shall prohibit BTC from having passive investments of less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any automated quotation system; or (2) directly or indirectly (through a BTC Affiliate or otherwise), (A) hire or seek to otherwise employ in any capacity, as employee, consultant, agent or otherwise any current or future employee of any member of the Company Group; provided that, with respect to any such employee who is a member of the Stockholders; Group (which means the Stockholders' Group as defined in the Purchase and Sale Agreement, plus Robert Brown), BTC's only obligation under this clause (A) shall be not to solicit such employee to leave the employ of any member of the Company Group; or (B) seek or solicit the business of any person, firm, corporation or other entity that, as of (or within the three-year period prior to) the end of the Term of Employment, is (or was) a customer of any member of the Company Group with respect to any of the Business Activities, as disclosed on their books and records, wherever located. Clauses (x) and (y) of this Section 2(a) include all significant businesses in which the Company is engaged at the Effective Date.

            (b) During the Term of Employment and thereafter, BTC shall not, except as may be required to perform his duties as an employee of the Company or any of its affiliates or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding any member of the Company Group. "Confidential Information" shall mean information about any member of the Company Group, and their respective business, operations, clients and customers, that is not available to the general public and that was learned by BTC in the course of his employment by any member of the Company Group or by KTB prior to the Effective Date, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information. BTC acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment with the Company or any of its affiliates for any reason whatsoever, BTC shall promptly deliver to the Company all documents (and all copies thereof) containing any Confidential Information.

      3. BTC acknowledges that (i) the provision of this Agreement are reasonable and necessary to protect the legitimate interests of the Company,
(ii) any violation of this Agreement will result in irreparable injury to the Company, and damages at law will not be reasonable or adequate compensation to the Company for a violation of this Agreement and (iii) the Company shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security. In the event that any of the provisions of this Agreement should ever de deemed to exceed the time, geographic, product or any other limitations prescribed by applicable law, then such provisions shall be deemed reformed so that such provisions shall be


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valid, binding and enforceable to the maximum extent permitted by applicable law. BTC and the Company each intend to and do hereby confer exclusive jurisdiction to enforce the provisions of this Agreement upon the state and federal courts located in the city, county and state of New York and BTC and the Company each intend to and do hereby (a) consent to personal jurisdiction in such jurisdiction, (b) consent to service of process by certified mail in such jurisdiction, (c) waive any objection to venue in such jurisdiction and (d) waive any claim that any objection to venue in such jurisdiction and (d) waive any claim that any such court is an inconvenient forum.

      4. BTC represents and warrants to the Company that he has the authorization, power and right to deliver, execute, and fully perform his obligations under this Agreement in accordance with its terms.

      5. This Agreement supersedes all prior and existing negotiations and agreements between the parties hereto concerning the subject matter hereof, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

      6. If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

      7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      8. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

      9. In the event of any dispute between the Company and BTC with respect to any of the provisions of this Agreement, the Company and BTC agree that either party may request that the dispute be resolved by submitting the issue to arbitration or such other form of alternative dispute resolution as the parties may agree upon (collectively, "Alternative Dispute Resolution"). The parties expressly agree and acknowledge, however, that noting in this Agreement (whether express or implied) shall under any circumstances require either party to consent to Alternative Dispute Resolution.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          TREASURE CHEST ADVERTISING
                                          COMPANY, INC.

                                          By: /s/ Sanford G. Scheller
                                              --------------------------
                                          Its: President and CEO
                                               -------------------------

                                          /s/ Brian T. Clemente
                                          ------------------------------
                                          Brian T. Clemente


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